EX-33.10
(logo) Prudential


Certification Regarding Compliance with Applicable Servicing Criteria

To PricewaterhouseCoopers LLP



1 Prudential Asset Resources, Inc. (the "Servicer") is responsible for assessing compliance by it with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB (the "Servicing Criteria") as set forth in Exhibit A hereto in connection with commercial mortgage securities transactions for the mortgage loan securitizations listed on Exhibit C.

2 The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities as of and for the year ending December 31, 2007, (except in the case of LaSalle Bank, the period ended in 3Q 2007). However, the Servicer elects to maintain full responsibility for assessing compliance with the Servicing Criteria, including the Servicing Criteria or portion of Servicing Criteria which may be applicable to such Vendors as set forth in Exhibit D;

3 Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Servicing Criteria;

4 The criteria described as such on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to commercial mortgage securities transactions involving mortgage loans, also the Servicer has identified specific servicing criteria for which no transaction activity occurred;

5 The Servicer has complied, in all material respects, with the Servicing Criteria as of and for the year ending December 31, 2007;

6 The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the Servicing Criteria, if and to the extent applicable, as of and for the year ended December 31, 2007;

7 The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Servicing Criteria, if and to the extent applicable, for the year ended December 31, 2007; and

8 PricewaterhouseCoopers LLP has issued a draft attestation report with respect to the Servicer's assessment of compliance with the Servicing Criteria as of and for the year ending December 31, 2007, which attestation report is included on Exhibit B attached hereto. This Certification is being provided to PricewaterhouseCoopers LLP in fulfillment of its requirement for issuance of the final report.


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March 10, 2008


Prudential Asset Resources, Inc.


By: /s/ Catherine J Rodewald
Name: Catherine J Rodewald
Title:  President


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EXHIBIT A

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA*

                                                                   Performed by Performed
                                                                   Servicer     by
Reference                            Criteria                                   Vendor(s)

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 Y
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   Y
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                     N/A
                agreements to maintain a back-up servicer
                for the mortgage loans are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         Y
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on mortgage loans are deposited               Y            Y
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                Y
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        Y
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                           Y
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                Y
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of the Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  Y
                to prevent unauthorized access.

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA*

                                                                   Performed by Performed
                                                                   Servicer     by
Reference                            Criteria                                   Vendor(s)

1122(d)(2)(vii) Reconciliations are prepared on a                      Y
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those              Y for (A&B)                       N/A for (C&D)
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports: (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of mortgage
                loans serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                                                  N/A
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                                                   N/A
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                                                   N/A
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on mortgage loans               Y
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Mortgage loans and related documents are               Y
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions removals or                              Y#1
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on mortgage loans, including any              Y
                payoffs, made in accordance with related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related mortgage loan documents.

1122(d)(4)(v)   The Servicer's records regarding the                   Y
                mortgage loans agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                   Y
                status of an obligor's loans (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA*

                                                                   Performed by Performed
                                                                   Servicer     by
Reference                            Criteria                                   Vendor(s)

1122(d)(4)(vii) Loss mitigation or recovery actions                    Y#1
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 Y
                are maintained during the period a mortgage
                loan is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent mortgage loans including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 Y#1
                of return for mortgage loans with variable
                rates are computed based on the related
                mortgage loan documents.

1122(d)(4)(x)   Regarding any funds held in trust for              Y for (A&B)
                an obligor (such as escrow accounts): (A)          Y#1 for (C)
                such funds are analyzed, in accordance
                with the obligor's mortgage loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable mortgage loan
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related mortgage loans, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                  Y
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the Servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                          Y#1
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                     Y
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         Y#1
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                      Y#1
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                Regulation AB, is maintained as set forth
                in the transaction agreements.


* Check only criteria which Servicer neither performs nor takes responsibility for the performance of by a Vendor. If checked, describe in footnote any portion of the applicable criterion which is not performed by the Servicer (because performed by Vendor, subject to "controls" standard, or another servicing function participant).^2 If checked, describe in footnote the portion of the applicable criterion (if less than all) which is performed by the Vendor.


Y = Yes

Y#1 = There were no transactions during the year that applied to this servicing criteria within the Reg AB platform.

N/A = Not applicable

*Accountants' attestation will cover only paragraphs 1, 3 and 5 or, alternatively, will exclude paragraphs 2, 4 and 6.



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EXHIBIT C

List of Commercial Mortgage-Backed Security Transactions


2006

1. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12
2. Merrill Lynch Mortgage Trust 2006-C2, Commercial Mortgage Pass-Through Certificates, Series 2006-C2
3. Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR11
4. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR12
5. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR13
6. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR14


2007

1. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR15
2. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14
3. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR16
4. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, 2007-IQ15
5. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR17
6. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR18


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EXHIBIT D



The following vendor used by Prudential Asset Resources, Inc. ("PAR") performs specific, limited or scripted activities relative to PAR's servicing activities. The vendor's performance and compliance with such servicing activities is effectively monitored by PAR.


Vendor; Service(s) Provided & Monitoring P&P


LaSalle National Bank
1122(d)(2)(i)

Vendor Activities: LaSalle provides lockbox services to PAR. For those borrowers who remit payments by check, the Bank deposits the payments into a central receipts "lockbox" account. LaSalle produces a daily data file and transmits that to PAR electronically for upload into its servicing system. The data file contains matched (e.g. invoice and payment) and unmatched credits being posted to the bank account. LaSalle provides PAR imaged copies of all checks and borrower statements/correspondence associated with the lockbox activity.

Servicer Activities: Early in 2007, PAR's Application Service Provider ("ASP") received the daily lockbox file from LaSalle and uploaded the file to the servicing system where the payments were automatically posted to the loans. Effective July 15, PAR's ASP began transferring the lockbox file to the AS400 system servicer and the PAR Servicing team began approving and uploading the file to Strategy, the servicing system. Strategy produces and PAR reviews daily edit reports associated with the lockbox upload process. PAR uses the imaged documents to research and resolve any lockbox rejections and reconciles the posting activity to the bank account. For all other payments (including ACH, wire and manual deposits), PAR reviews, researches and posts transactions manually to the servicing system. The LaSalle Bank accounts are reconciled daily. Thus LaSalle's status as a Vendor performing Servicing Criteria ended in 3Q 2007.

Policy & Procedures: PAR effectively monitored this vendor by performing daily review and reconciliation of all activity in the LaSalle receipt bank accounts (e.g. Lock box, ACH, wire, manual deposit credits). This ensured that all debits and credits to the bank account were effectively identified and properly processed. Additionally, the Servicing Team reviewed the delinquency report on a daily basis, identifying trends or issues and promptly following up with the Borrowers or the Vendor with any issues.